Exhibit 99.2

This Statement on Form 4 is filed by: (i) AP Gaming V, LLC, and (ii) Marc Rowan

Name of Designated Filer:  AP Gaming VoteCo, LLC

Date of Event Requiring Statement:  May 14, 2018

Issuer Name and Ticker or Trading Symbol:  PlayAGS, Inc. [AGS]

AP GAMING VOTECO, LLC

By:	/s/ David Sambur
Name:	David Sambur
Title:	Managing Member

MARC J. ROWAN

By:	/s/ Marc J. Rowan